          As filed with the Securities and Exchange Commission on April 13, 2001
                                                 Registration No. 333-__________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ----------------

                          Loudeye Technologies, Inc.
            (Exact name of Registrant as specified in its charter)



              Delaware                                    91-1908833
      (State of incorporation)              (I.R.S. Employer Identification No.)


                             Times Square Building
                           414 Olive Way, Suite 300
                           Seattle, Washington 98101
                   (Address of principal executive offices)

                            -----------------------

                       2000 Employee Stock Option Plan,
                           as amended March 5, 2001
                           (Full title of the Plan)

                            -----------------------

                               John T. Baker IV
                            Chief Executive Officer
                          Loudeye Technologies, Inc.
                             Times Square Building
                           414 Olive Way, Suite 300
                           Seattle, Washington 98101
                                (206) 832-4000
(Name, address and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copy to:

                               John W. Robertson
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                              Kirkland, WA  98033
                                (425) 739-8700


             (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                       Proposed           Proposed
                                                       Maximum          Maximum           Maximum            Amount of
                                                    Amount to be     Offering Price       Aggregate        Registration
Title of Securities to be Registered                Registered(1)      Per Share        Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Option Plan, as amended March 5, 2001
 Common Stock,
 $0.001 par value..........................     1,550,000 Shares          $1.26 (2)         $1,953,000          $488.25
 Common Stock,
 $0.001 par value..........................       150,000 Shares          $0.82 (3)         $  123,000          $ 30.75

          TOTAL                                 1,700,000 Shares                            $2,076,000          $519.00

----------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on April 10, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

     The Registrant is filing this Registration Statement on Form S-8 in connection with the amendment of its 2000 Employee Stock Option Plan to provide for the registration of 1,700,000 additional shares of the Registrant's Common Stock. The Company originally filed with the Commission a Form S-8 (Registration No. 333-55508) for the 2000 Employee Stock Option Plan on February 13, 2001. Such previous Registration Statement is hereby incorporated by reference.

Item 8.      Exhibits.
             --------

              Exhibit
              Number
              -------
              5.1         Opinion of Venture Law Group, a Professional
                          Corporation.

              23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

              23.2        Consent of Independent Public Accountants.

              24.1        Powers of Attorney.

---------------

                           [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Loudeye Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 13th day of April, 2001.

                                       Loudeye Technologies, Inc.


                                       By:  /s/ John T. Baker IV
                                           ------------------------------------
                                            John T. Baker IV
                                            Chief Executive Officer

                               INDEX TO EXHIBITS


  Exhibit
  Number
  -------

    5.1  Opinion of Venture Law Group, a Professional Corporation
   23.1  Consent of Venture Law Group, a Professional Corporation
             (included in Exhibit 5.1).

   23.2  Consent of Independent Public Accountants.

   24.1  Powers of Attorney.